Exhibit 99.1

[GRAPHIC OMITTED]

For Immediate Release

Contact:   Richard A. Santa
           Vice President and Chief Financial Officer
           Dynamic Materials Corporation
           303-604-3938


                            DYNAMIC MATERIALS REPORTS
                      THIRD QUARTER 2004 FINANCIAL RESULTS

(Boulder, CO - November 11, 2004) Dynamic Materials Corporation, (Nasdaq: BOOM), "DMC", today reported third quarter income from continuing operations of $1,135,275, or $.22 per diluted share, versus income from continuing operations of $358,568, or $.07 per diluted share, for the third quarter of 2003. DMC's third quarter 2004 sales were $12,070,114, a 24% increase from third quarter 2003 sales of $9,724,125. For the nine months ended September 30, 2004, DMC reported income from continuing operations of $2,106,667, or $.41 per diluted share, versus income from continuing operations of $1,367,312, or $.27 per diluted share, for the first nine months of 2003. Reported sales for the first nine months of 2004 increased by 27% to $34,215,328 from $26,930,181 for the comparable period of 2003.

For the three months ended September 30, 2004, DMC reported net income of $833,902, or $.16 per diluted share, compared to a net loss of $679,393, or $.13 per diluted share, for the third quarter of 2003. For the nine months ended September 30, 2004, DMC reported net income of $537,130, or $.10 per diluted share, versus a net loss $130,281, or $.03 per diluted share, for the first nine months of 2003. Reported net income for the three and nine months ended September 30, 2004 reflects the negative effect of a loss from discontinued operations of $301,373, or $.06 per diluted share, and $1,569,537, or $.31 per diluted share, respectively, including operating losses of $133,373 and $782,537 for the respective periods and a $787,000 loss for the nine-month period relating to the previously announced divestiture of the Company's Spin Forge Division under a transaction that closed on September 17, 2004. The net loss for the three and nine months ended September 30, 2003 included losses from discontinued operations of $1,037,961, or $.20 per diluted share, and $1,497,593, or $.30 per diluted share, respectively, relating to the combined 2003 operating losses of Spin Forge and the former Precision Machined Products ("PMP") division, which was sold on October 7, 2003, and a loss on the sale of PMP in the amount of $710,309 that was recorded in the third quarter of 2003.

Explosive Metalworking Group Performance
DMC's Explosive Metalworking Group reported third quarter 2004 sales of $11,341,677, a 25% increase from sales of $9,068,486 for the third quarter of 2003. For the three months ended September 30, 2004 and 2003, the Group reported income from operations of $1,868,924 and $820,852, respectively. Group sales for the nine months ended September 30, 2004 were $32,428,150, an increase of 31% from sales of $24,820,283 for the first nine months of 2003. The Group reported income from operations of $3,736,230 and $2,397,995 for the nine months ended September 30, 2004 and 2003, respectively. The 56% increase in the Group's year-to-date operating income follows a 31% sales increase and reflects a more favorable absorption of

                                                                    Exhibit 99.1

both fixed manufacturing overhead expenses and operating expenses. The Explosive Metalworking Group's backlog, which had increased from $11.7 million at the end of 2003 to $21.1 million as of June 30, 2004, increased further to $25.6 million as of September 30, 2004. This record backlog should result in the Group reporting strong sales and operating income in the fourth quarter of 2004 and first quarter of 2005.

AMK Welding Performance
Historically, DMC's Aerospace Group was comprised of the AMK Welding ("AMK"), Spin Forge and PMP divisions. Since PMP and Spin Forge are now reported as discontinued operations due to the 2003 sale of PMP and the 2004 divestiture of Spin Forge, the Aerospace Group no longer exists and AMK is now being reported as a stand-alone business segment. AMK contributed $728,437 to sales in the third quarter of 2004, an increase of 11% from reported sales of $655,639 in the third quarter of 2003. For the nine months ended September 30, 2004, AMK's sales decreased by 15% to $1,787,178 from the $2,109,898 in sales that AMK posted for the comparable period of 2003. AMK reported operating income of $43,519 for the nine months ended September 30, 2004 compared to operating income of $447,827 for the comparable period of 2003. For the three months ended September 30, 2004 and 2003, AMK reported operating income of $77,830 and $92,547, respectively. AMK year-to-date sales and operating income levels have declined as a result of less development work during 2004 on a new ground turbine product that AMK's customer has experienced delays in transitioning from a development phase into production.

Management Comments
In commenting upon the Company's third quarter 2004 results, Yvon Cariou, DMC's President and CEO, stated, "The business fundamentals and near-term outlook for our Explosive Metalworking Group remain very good and, with a record backlog as of September 30, 2004, the Group expects further improvement in sales and operating results during the fourth quarter of 2004 and to get off to a strong start in 2005." Cariou continued, "AMK's sales and operating income are also expected to show improvement in the fourth quarter. Based upon our understanding of AMK's customer's 2005 production plans for its new product and an expected increase in demand for commercial and military aircraft engines, prospects for measurable improvement in 2005 sales and operating results at AMK appear to be quite good,"

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: the ability to obtain new contracts at attractive prices; the size and timing of customer orders; fluctuations in customer demand; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at the Company's facilities; the availability and cost of funds; and general economic conditions, both domestically and abroad; as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2003.

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading metalworking company, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, power generation, commercial aircraft, defense and a variety of other industries.

              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com

                           - Financial tables follow -


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                                                                    Exhibit 99.1

                   DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (unaudited)

                                                    Three months ended          Nine months ended
                                                       September 30,              September 30,
                                                    ------------------          -----------------
                                                     2004          2003          2004         2003
                                                     ----          ----          ----         ----
NET SALES                                        $12,070,114   $ 9,724,125   $34,215,328   $26,930,181

COST OF PRODUCTS SOLD                              8,776,634     7,442,252    25,707,669    19,765,074
                                                 ------------  ------------  ------------  ------------
        Gross profit                               3,293,480     2,281,873     8,507,659     7,165,107
                                                 ------------  ------------  ------------  ------------
COSTS AND EXPENSES:
  General and administrative expenses                572,325       684,280     2,256,825     2,133,530
  Selling expenses                                   774,401       684,194     2,471,085     2,185,755
                                                 ------------  ------------  ------------  ------------
        Total costs and expenses                   1,346,726     1,368,474     4,727,910     4,319,285
                                                 ------------  ------------  ------------  ------------
INCOME FROM OPERATIONS OF
 CONTINUING OPERATIONS                             1,946,754       913,399     3,779,749     2,845,822

OTHER INCOME (EXPENSE):
  Other income (expense), net                         (4,823)      (16,268)        2,219       (16,230)
  Interest expense                                  (116,695)     (121,880)     (350,717)     (396,893)
  Interest income                                      6,481         1,260        18,100         2,888
                                                 ------------  ------------  ------------  ------------
    INCOME BEFORE INCOME TAXES AND
      DISCONTINUED OPERATIONS                      1,831,717       776,511     3,449,351     2,435,587

INCOME TAX PROVISION                                 696,442       417,943     1,342,684     1,068,275
                                                 ------------  ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS                  1,135,275       358,568     2,106,667     1,367,312

DISCONTINUED OPERATIONS:
  Loss from operations of discontinued
    operations,
    net of tax benefit                              (133,373)     (327,652)     (782,537)     (787,284)
  Loss on sale of assets associated with
    discontinued operations, net of tax benefit     (168,000)     (710,309)     (787,000)     (710,309)
                                                 ------------  ------------  ------------  ------------
    Loss from discontinued operations               (301,373)   (1,037,961)   (1,569,537)   (1,497,593)
                                                 ------------  ------------  ------------  ------------
NET INCOME (LOSS)                                $   833,902   $  (679,393)  $   537,130   $  (130,281)
                                                 ============  ============  ============  ============

NET INCOME (LOSS) PER SHARE - BASIC AND
 DILUTED:
  Income from continuing operations              $      0.22   $      0.07   $      0.41   $      0.27
  Loss from discontinued operations                    (0.06)        (0.20)        (0.31)        (0.30)
                                                 ------------  ------------  ------------  ------------
Net income (loss)                                $      0.16   $     (0.13)  $      0.10   $     (0.03)
                                                 ============  ============  ============  ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
Basic                                              5,122,225     5,072,943     5,106,287     5,065,283
                                                 ============  ============  ============  ============
Diluted                                            5,216,542     5,139,144     5,192,441     5,093,010
                                                 ============  ============  ============  ============